Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

ALLEN J. WILT

LYNN S. FULSTONE

DAN C. McGUIRE

JOHN E. DAWSON

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

50 WEST LIBERTY STREET SUITE 1100 RENO, NEVADA 89501 (775) 788-8666 –––– FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

JENNIFER J. GAYNOR

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

                ––––

        OF COUNSEL

    RICHARD J. MORGAN*

      PAUL D. BANCROFT

    *ADMITTED IN CA ONLY

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MARK J. GARDBERG

JAMES B. GIBSON

GREG J. CARLSON

JOHN D. TENNERT

KATHERINE L. HOFFMAN

VAR LORDAHL, JR.

PHILLIP C. THOMPSON

AMY L. BAKER

JORDAN A. DAVIS

KENDAL L. DAVIS

CHANDENI K. GILL

September 8, 2014

Electronic Cigarettes International Group, Ltd.

11335 Apple Drive

Nunica, Michigan 49448

Re:	Registration of Common Stock of Electronic Cigarettes International Group, Ltd.

Ladies and Gentlemen:

We are acting as special Nevada counsel for Electronic Cigarettes International Group, Ltd. (formerly known as Victory Electronic Cigarettes Corporation), a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended, of up to $172,500,000 worth of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), to be offered to the public under Registration Statement No. 333-195904 on Form S-1, as amended, relating to such offering (the “Registration Statement”). A portion of the $172,500,000 worth of shares of Common Stock offered to the public pursuant to the Registration Statement will be sold by certain stockholders of the Company (the “Stockholder Shares”) and a portion such Common Stock will be sold by the Company (the “Company Shares”).

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We have examined originals or copies of each of the documents listed below:

1.	Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;
2.	The Articles of Incorporation, as amended, of the Company filed as exhibits 3.1(i) and 3.1(i)(a) to the Registration Statement;
3.	The Bylaws of the Company filed as exhibit 3.1(ii) to the Registration Statement;
4.	Resolutions of the Board of Directors of the Company (the “Board”), dated May 10, 2014, and July 25, 2014, relating to the registration of the Common Stock; and
5.	The Registration Statement, together with exhibits 3.1(i), 3.1(i)(a), 3.1(i)(b) and 3.1(ii) to the Registration Statement.

LAS VEGAS OFFICE: 300 SOUTH FOURTH STREET, SUITE 1700 — LAS VEGAS, NEVADA 89101 — (702) 383-8888 — FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET — CARSON CITY, NEVADA 89701 — (775) 841-2115 — FAX (775) 841-2119

LIONEL SAWYER & COLLINS

            ATTORNEYS AT LAW

Electronic Cigarettes International Group, Ltd.

August 18, 2014

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us.

Based upon the foregoing, and subject to the following, it is our opinion that (i) the Stockholder Shares have been validly issued, and are fully paid and nonassessable; and (ii) the Company Shares, when issued, sold and delivered in the manner stated in the Registration Statement and the Prospectus included in the Registration Statement, and in accordance with and for the consideration stated in resolutions duly adopted by the Board or the pricing committee thereof, will be validly issued, fully paid and nonassessable.

This Opinion Letter speaks only as of the date hereof and we assume no obligation to update or supplement this Opinion Letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this Opinion Letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with the registration and offering of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS